As filed with the Securities and Exchange Commission on July 25, 2001
                                                      Registration No. 333-75539
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       Post-Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                           R.H. DONNELLEY CORPORATION
               (Exact name of issuer as specified in its charter)
               (Formerly named The Dun & Bradstreet Corporation)

            Delaware                           2741                    13-2740040
  (State or other jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)   Classification Code Number)    Identification No.)

                            One Manhattanville Road
                            Purchase, New York 10577
                                 (914) 933-6400
                    (Address of principal executive offices)

                            -----------------------

                           R.H. DONNELLEY CORPORATION
                           1998 DIRECTORS' STOCK PLAN
                            (Full title of the plan)

                            -----------------------

                              Robert J. Bush, Esq.
            Vice President, General Counsel and Corporate Secretary
                           R.H. Donnelley Corporation
                            One Manhattanville Road
                            Purchase, New York 10577

                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (914) 933-6400


           This Registration Statement Includes a Total of 8 Pages.
                           Exhibit Index on Page 8.

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                                EXPLANATORY NOTE

     R.H. Donnelley Corporation, formerly The Dun & Bradstreet Corporation (the "Registrant"), filed a Registration Statement on Form S-8 on April 1, 1999 (Registration No. 333-75539) to register shares of the Registrant's Common Stock, par value of $1.00 per share, for issuance pursuant to the R.H. Donnelley 1998 Directors' Stock Plan (the "1998 Plan"), and such indeterminate number of additional shares which may have been offered or issued pursuant to the 1998 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions. On May 1, 2001, the stockholders of the Registrant approved the R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (the "2001 Plan"), which replaces the 1998 Plan.

      Of the 150,000 shares registered in connection with the 1998 Plan, 87,023 shares (the "Carried Forward Shares") have not been issued and are not subject to issuance upon the exercise of outstanding awards granted under the 1998 Plan. Contemporaneously with the filing of this Post-Effective Amendment No.1 to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the 2001 Plan, including but not limited to the Carried Forward Shares.

     In accordance with the principles set forth in Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No.1 is hereby filed (i) to reallocate the Carried Forward Shares from the 1998 Plan to the 2001 Plan and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 previously filed for the 1998 Plan, to the Registration Statement on Form S-8 for the 2001 Plan that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

     In addition, with respect to shares that have been issued or are subject to issuance upon the exercise of outstanding awards granted under the 1998 Plan, this Post-Effective Amendment No.1 is hereby filed to include rights to purchase the Registrant's Series B Participating Cumulative Preferred Stock, issuable pursuant to the Rights Agreement dated as of October 27, 1998 between the Registrant and the Bank of New York, as successor to First Chicago Trust Company of New York, as Rights Agent, as may be amended from time to time.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Registration Statement pursuant to the introductory note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), (Commission 1934 Act File Number 001-07155) are incorporated by reference herein:

     (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     (2) Registrant's Current Report on Form 8-K dated January 11, 2001.

     (3) Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

     (4) All other reports filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

     (5) The description of the Registrant's Common Stock contained in the following documents: the Registrant's Registration Statement on Form S-3 (Registration No. 33-10462) dated November 28, 1986 and the Registrant's

Registration Statement on Form 8-A filed on November 5, 1998 with respect to a rights plan adopted by the Registrant on October 27, 1998, in each case including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                       ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

     Reference is made to Section 3(c) of the 1998 Plan, which provides that each member of the Board (as defined in the 1998 Plan) and the Administrator (as defined in the 1998 Plan) shall be entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other employee of the Registrant or any subsidiary, the Registrant's independent certified public accounts, or any legal counsel, executive compensation consultant or other professional retained by the Registrant to assist in the administration of the 1998 Plan. To the maximum extent permitted by law, no member of the Board or the Administrator, nor any person to whom ministerial duties under the 1998 Plan have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the 1998 Plan.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

                  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                ITEM 8. EXHIBITS

EXHIBIT
NUMBER                 EXHIBIT
--------               -------
4.01.................  Certificate of Incorporation of the Registrant (incorporated herein by reference to
                       Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March
                       31, 1999, Commission File No. 001-07155).*

4.02.................  Amended and Restated Bylaws of the Registrant (incorporated herein by reference to
                       Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March
                       31, 1999, Commission File No. 001-07155).*

4.03.................  Rights Agreement, dated as of October 27, 1998 between the Registrant and First
                       Chicago Trust Company of New York, as rights agent, (incorporated by reference to
                       Exhibit 4 to the Registration Statement on Form 8-A, filed with the Securities and
                       Exchange Commission on November 5, 1998, Registration No. 001-07155).*

4.04.................  Amendment No. 1 to Rights Agreement dated as of February 26, 2001 by and among the Registrant, First Chicago Trust Company of New York, as initial rights agent, and
                       The Bank of New York, as successor rights agent, (incorporated by reference to Exhibit
                       4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                       2000, Commission File No. 001-07155).*

5.01.................  Opinion of Davis Polk & Wardwell (previously filed as Exhibit 5.01).+

23.01................  Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

23.02................  Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

23.03................  Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).+

24.01................  Powers of Attorney (included on the signature page of this Registration Statement).

99.01................  R.H. Donnelley Corporation 1998 Directors' Stock Plan (previously filed as Exhibit
                       99.01).+

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* Incorporated by reference.
+ Previously filed in the Registration Statement on Form S-8 with the
Securities and Exchange Commission on April 1, 1999, Registration No. 333-75539.

                              ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the 1998 Plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-75539) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 25th day of July, 2001.


                                            R.H. DONNELLEY CORPORATION


                                            By  /s/ Robert J. Bush
                                                --------------------------------
                                                 Robert J. Bush
                                                 Vice President, General Counsel
                                                 and Corporate Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Frank R. Noonan, Philip C. Danford and Robert
J. Bush and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable R.H. Donnelley Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                          TITLE                                    DATE
---------                          -----                                    ----

/s/  Frank R. Noonan               Chairman of the Board and Chief    July 25, 2001
-----------------------------      Executive Officer
     Frank R. Noonan

/s/  Philip C. Danford             Senior Vice President and Chief    July 25, 2001
-----------------------------      Financial Officer
     Philip C. Danford

/s/  William C. Drexler            Vice President and Controller      July 25, 2001
-----------------------------
     William C. Drexler

/s/  Diane P. Baker                Director                           July 25, 2001
-----------------------------
     Diane P. Baker

/s/  Kenneth G. Campbell           Director                           July 25, 2001
-----------------------------
     Kenneth G. Campbell

/s/  William G. Jacobi             Director                           July 25, 2001
-----------------------------
     William G. Jacobi

/s/  Robert Kamerschen             Director                           July 25, 2001
-----------------------------
     Robert Kamerschen

/s/  Peter J. McDonald             Director                           July 25, 2001
-----------------------------
     Peter J. McDonald

/s/  Carol J. Parry                Director                           July 25, 2001
-----------------------------
     Carol J. Parry

/s/  Barry Lawson Williams         Director                           July 25, 2001
-----------------------------
     Barry Lawson Williams

                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER   EXHIBIT

  4.01 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

  4.02 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

  4.03 Rights Agreement, dated as of October 27, 1998 between the Registrant and First Chicago Trust Company of New York, as rights agent, (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 5, 1998, Registration No. 001-07155).*

  4.04 Amendment No. 1 to Rights Agreement dated as of February 26, 2001 by and among the Registrant, First Chicago Trust Company of New York, as initial rights agent, and The Bank of New York, as successor rights agent, (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-07155).*

  5.01    Opinion of Davis Polk & Wardwell (previously filed as Exhibit 5.01).+

 23.01    Consent of Independent Public Accountants - PricewaterhouseCoopers
          LLP.

 23.02    Consent of Independent Public Accountants - PricewaterhouseCoopers
          LLP.

 23.03    Consent of Davis Polk & Wardwell (included in their opinion filed as
          Exhibit 5.01).+

 24.01 Powers of Attorney (included on the signature page of this Registration Statement).

 99.01 R.H. Donnelley Corporation 1998 Directors' Stock Plan (previously filed as Exhibit 99.01).+

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* Incorporated by reference.
+ Previously filed in the Registration Statement on Form S-8 with the Securities and Exchange Commission on April 1, 1999, Registration No. 333-75539.